Exhibit 23

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Steel Excel Inc.
We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (No. 333-137397, 333-119271 and 333-118090) of Steel Excel Inc. (the “Company”) of our reports dated March 16, 2015, relating to the consolidated financial statements and financial statement schedule and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

BDO USA, LLP
New York, New York
March 16, 2015